Entity# : 6919876
Date Filed : 07/17/2019
Pennsylvania Department of State

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:

MARSHA SIHA
Name
17350 STATE HWY 249, STE 220
Address
HOUSTON PA 77064
City State Zip Code

☐ Return document by email to: ____________

Articles of Incorporation-For Profit
DSCB: 15-1306/2102/2303/2702/2903/3101/3303/7102
(rev.2/2017)

01236

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $125.00 ☐ I qualify for a veteran/reservist-owned small business fee exemption (see instructions)

Check only one:
- [X] Business-stock (§ 1306)
- ☐ Business-nonstock (§ 2102)
- ☐ Business-statutory close (§ 2303)
- ☐ Cooperative (§ 7102)
- ☐ Management (§ 2703)
- ☐ Professional (§ 2903)
- ☐ Insurance (§ 3101)
- ☐ Benefit (§ 3303)

In compliance with the requirements of the applicable provisions (relating to corporations and unincorporated associations), the undersigned, desiring to incorporate a corporation for profit, hereby states that:

1. The name of the corporation (corporate designator required, i.e., "corporation," "incorporated," "limited," "company," or any abbreviation thereof. "Professional corporation" or "P.C." permitted for professional corporations):

NORTHRIDGE Corporation

2. Complete part (a) or (b) – not both:

(a) The address of this corporation's proposed registered office in this Commonwealth is: (post office box alone is not acceptable)

Number and Street City State Zip County

(b) The name of this corporation's commercial registered office provider and the county of venue is:

c/o: Legalinc Corporate Services Inc. Allegheny
Name of Commercial Registered Office Provider County

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. Check and complete one:

☐ The corporation is organized on a nonstock basis.

[X] The corporation is organized on a stock share basis and the aggregate number of shares authorized is: 10000000

5. The name and address, including number and street, if any, of each incorporator (all incorporators must sign below):

Name	Address
CHRISTOPHER NETELKOS	1030 WEST WHITE HORSE PIKE , EGG HARBOR CITY , Out Of State , NJ , United States , 08215
EDEN NETELKOS	1030 WEST WHITE HORSE PIKE , EGG HARBOR CITY , Out Of State , NJ , United States , 08215

6. The specified effective date, if any is: ______ month/day/year ______ hour, if any

7. Additional provisions of the articles, if any, attach an 8½ by 11 sheet.

8. *Statutory close corporation only:* Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. § 77a et seq.)

9. *For Cooperative Corporation Only.*
Check and complete one:

The corporation is a cooperative corporation and the common bond of membership among its members is:

______

The corporation is a cooperative corporation and the common bond of membership among its shareholders is:

______

10. *Benefit corporations only:* This corporation shall have the purpose of creating general public benefit.

Strike out if inapplicable: ~~This corporation shall have the purpose of creating the enumerated specific public benefit(s):~~

IN TESTIMONY WHEREOF, the incorporator(s) has/have signed these Articles of Incorporation this 17 day of July , 2019 .

CHRISTOPHER NETELKOS
Signature

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
401 NORTH STREET, ROOM 206
P.O.BOX 8722
HARRISBURG,PA 17105-8722
WWW.CORPORATIONS.PA.GOV

MARSHA SIHA
17350 STATE HWY 249 STE 220
HOUSTON PA 77064

NORTHRIDGE Corporation

THE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS IS HAPPY TO SEND YOUR FILED DOCUMENT. THE BUREAU IS HERE TO SERVE YOU AND WE WOULD LIKE TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE BUREAU,PLEASE VISIT OUR WEBSITE AT www.dos.pa.gov/BusinessCharities OR YOU MAY CONTACT US BY TELEPHONE AT (717)787-1057. INFORMATION REGARDING BUSINESS AND UCC FILINGS CAN BE FOUND ON OUR SEARCHABLE DATABASE AT www.corporations.pa.gov/Search/CorpSearch .

ENTITY NUMBER : 6919876